EXHIBIT 99.1
NEWS RELEASE

Contacts:	Thomas Hornish	Angie Yang
	Chief Operating Officer	PondelWilkinson Inc.
	951.699.6991, ext. 104	310.279.5967
	thornish@outdoorchannel.com	ayang@pondel.com
OUTDOOR CHANNEL HOLDINGS ANNOUNCES $10 MILLION STOCK REPURCHASE PROGRAM
TEMECULA, Calif. – March 17, 2008 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD), today announced that its board of directors has authorized a stock buyback program to repurchase up to an aggregate of $10.0 million of its issued and outstanding common shares. The stock repurchase plan will be effective April 15, 2008 through November 30, 2008. Outdoor Channel Holdings had 27,137,877 shares outstanding as of March 11, 2008. At current valuations, this repurchase plan would authorize the buyback of approximately 1,582,000 million shares, or approximately 5.8% of the company’s outstanding shares.
“This stock repurchase plan underscores the board and management’s confidence in the long-term prospects of Outdoor Channel,” said Roger L. Werner, president and chief executive officer. “Following a milestone year in which numerous achievements were made to improve the overall prospects of Outdoor Channel, along with strong operating results and record ratings performance in the 2007 fourth quarter, we are confident that the company is well poised to capitalize on strategic opportunities. At current market valuations, we consider this repurchase plan to be a sound and timely decision that demonstrates our commitment to enhance shareholder value.”
The timing of stock buybacks and the number of shares of common stock to be repurchased will be made pursuant to a company 10b5-1 plan, and the repurchase program’s terms have been structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934. The timing and extent of the repurchase will depend upon market conditions, applicable legal and contractual requirements, and other factors.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 30.2 million cable and satellite subscribers as of March 2008. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
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Outdoor Channel Holdings, Inc.
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Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) a decrease in operating results from offering reduced subscriber fee rates, launch support fees and other incentives to grow the subscriber base; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
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